                                                                   EXHIBIT 10.35



                        CONFIDENTIAL TREATMENT REQUESTED

Confidential portions of this Agreement which have been redacted are marked with brackets ("[ ]"). The omitted material has been filed separately with the Securities and Exchange Commission.


                                 LEASE AGREEMENT

This Agreement is entered as of the 1st day of May 1998 by and between Interstate Telephone Company (Lessor) and Knology Holding, Inc. (Lessee). This Agreement is based upon the following terms and conditions and the rates set forth in Attachment A.


DESCRIPTION OF SERVICE:

SWITCHING

         Switching capacity and services for Knology's Montgomery and Columbus exchanges are provided from Interstate Telephone's West Point, Georgia central office. Switching will be leased as follows: For each line side port leased, a flat rate will be charged for the port and an additional per minute charge will be supplied for each equipment minute of use. If lessee provides its own ports through its own local switch, then charges will be limited to the per minute charge on all originating and terminating traffic. Service activation (moves, adds, and service changes) are provided on a "ready to serve" basis, without regard to the number of transactions per line per month and will be assessed on a monthly per line basis. This "ready to serve" charge is fully billable for any line in service for any duration of the monthly billing period. For the initial period of the lease, until measurement of all jurisdictions of calls is available at West Point by line and lessor exercises its option to bill actual usage, the entire lease expense will be expressed on a per minute basis and will by for an assumed 800 originating minutes of use per line.

INTERCONNECTION SERVICES

         Interstate Telephone Company will provide TR303 switch interface service to support DS1 ports to connect lessee's Host Digital Terminals (HDT's). Each Knology HDT requires, at a minimum, two T-1 level terminations (one incoming and one outgoing). In addition, Interstate Telephone will provide local tandem access and interexchange carrier trunk termination services.

FORECASTS

         It is the responsibility of both parties to mutually plan and forecast network and facility requirements. Forecasts, together with lessor and lessee installation dates and commitments are to be prepared annually and updated each 90 days. The initial term forecasts and commitments are provided in Attachment B.


                                    Page - 1

Terms and Conditions:

         1. Lessee may not use the facilities described in Attachment A in any manner which will cause harm to Lessor's network. The Lessee shall not, at any time, alter in any way the leased services and facilities without the written consent of the Lessor.

         2. Service Charges. Lessee shall pay Lessor at the rate and fees as noted in Attachment "A". Services are billable in advance and billings will be rendered by the tenth day of the month. Payment terms are net 30 days (i.e. April's billing is due no later than May 10).

         3. Late Payment Charge. Lessor may impose a late-payment charge if any portion of a payment due to Lessor under Section 2 is received after the payment date. The late-payment charge shall be the portion of the payment not received by the payment date times a late factor. The late factor shall be .015% per month or the highest interest rate (in decimal value) which may be lawfully imposed for commercial transactions in Georgia (whichever is less) compounded daily for the number of days from the payment date to and including the date that Lessee actually makes the payment to the Lessor.

         4. Term. Lessee's obligation to make the monthly payments described in
Section 2 above shall commence on May 1, 1997. This Agreement shall terminate ten years after the date this Agreement is executed. If proper notice as required in paragraph 9 is not received by the Lessor 90 days prior to the termination date that Lessee wishes to terminate the Agreement, this Agreement will automatically renew for a period of one year, and renew annually thereafter, until such termination notice is given. Lessor reserves the right, upon 90 days advance written notice, to change any rates and fees commensurate with the beginning of any automatic renewal period. In the event Lessor does change the rate and fees, Lessee shall have the right to cancel this contract by giving Lessor written notice thereof within 90 days of Lessee's notice of the rate change.

         Upon notice from Lessor that Lessee has failed to comply with any of the conditions hereof, or that the use of plant facilities is forbidden by regulatory authorities, the lease shall immediately terminate for the said facilities or services, and Lessee shall forthwith discontinue the use of those facilities. Upon Lessee's failure to discontinue such use, Lessor reserves the right to cause such discontinuance at the expense of Lessee, and no liability shall inure to Lessor on account of such discontinuance.

         5. Additional Markets. Additional markets to be switched by Interstate Telephone, are provided in Attachment C, "Additional Knology Cities". Each attachment shows the new market, initial forecast estimates and key service effecting dates.


                                    Page - 2

                    [  ] - CONFIDENTIAL TREATMENT REQUESTED

         6. System Maintenance. Lessee covenants and agrees that it will maintain its equipment and facilities according to generally accepted standards, in good working order at all times, and will repair promptly any malfunction or breakdown in its equipment and facilities which could impair the function of the Lessor's Facilities.

         7. Outages. Lessor shall not be liable to Lessee for any damages resulting to Lessee from the outage or malfunction of the Lessor's Facilities. Restoration of service resulting from service outages or malfunctions due to equipment failure, human error, fire, natural disaster, acts of God or similar occurrences shall be accomplished as expeditiously as practicable. Lessor's liability in the event of such an outage or malfunction shall be limited to a credit for outage time. No credit shall be allowed for an interruption of less than two hours during any given month. The credit shall be a pro rata share of the Lessee's monthly charge, not to exceed the Lessee's total monthly charge. Any claim for such a credit must be made within five (5) days following such outage or malfunction.

         8. Inspection and Testing. Lessee shall have the right, upon reasonable notice, to inspect Lessor's Facilities. Lessor will aid in the provision of end-to-end testing as necessary.

         9. Software License Fees. Lessee agrees to reimburse lessor for any software license fees incurred as a result of the business arrangement herein described. Software license fees are payable in advance in one hundred telephone number block increments as ordered by lessee. License fees vary according to services as listed below:

            Service Offerings                                             Per 100 Lines
            -----------------                                             -------------
            a.       Centrex                                              $[   ]
            b.       Calling number and calling name ID                   $[   ]
            c.       Voice Mail                                           $[   ]
            d.       Primary rate ISDN                                    $[   ]/line
            e.       Basic rate ISDN                                      $[   ]/line

         10. Property Rights. Neither the provision of any facilities or services by Lessor or Lessee, nor the payment by Lessee for such facilities or services, shall create or vest in Lessee any easement or other ownership and property rights of any nature in the Lessor's facilities or related systems and/or equipment of the Lessor.

         11. Notices. Except where otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, or United States mail, postage prepaid, addressed to the appropriate


                                    Page - 3
party at the address set forth below. At any time by giving written notice to the other party, either party may change the name and address to whom all notices or other documents required under this Agreement must be sent.


         Lessor                                      Lessee
         ------                                      ------
         Interstate Telephone Company                Knology Holding, Inc.
         910 First Avenue                            312 W. 8th Street
         P. O. Box 510                               P.O. Box 510
         West Point, Georgia  31833                  West Point, Georgia  31833

         12. Assignment. Neither party shall assign or transfer all or any part of its rights or interest hereunder without first obtaining the written consent of the other party to such an assignment or transfer, such consent not to be unreasonably withheld; provided, however, that an assignment by either party to an affiliate of that party shall not require prior approval. In the event of any assignment of this Agreement, the assignee shall assume all rights and obligations under the terms and conditions of this Agreement, as then in force, from the assigning party. Notwithstanding the above, Lessee shall not transfer, sublet or permit any other entity to cohabit any of the facilities or services described in this Agreement without the written consent of Lessor.

         13. Regulatory Approval. This Agreement may be subject to the regulatory approval prior to the installation of the service. Should such regulatory approval be denied, this Agreement shall be null, void, and of no effect.

         14. Independent Contractor. Each of the parties shall perform its obligations hereunder as an independent contractor and not as the agent, employee or servant of the other party.

         15. Liability Insurance. Lessor and Lessee shall furnish to each other, on an annual basis, a certificate of liability insurance covering the facilities and services described under this Agreement.

         16. Force Majeure. Neither party shall be held liable for any delay or failure in performance of any obligation under this Agreement when such delay or failure results from any cause beyond its control, such as acts of God, acts of civil or military authority, governmental regulations, war, terrorist acts, insurrections, explosions, fires, earthquakes, nuclear accidents, floods, strikes, power blackouts, other major environment or weather conditions, or inability to secure equipment.


                                    Page - 4

         17. Limitations of Liability. Neither lessor nor lessee shall be liable to the other for any indirect, incidental, or consequential damages (including but not limited to loss of profits, damage to business reputation, lost opportunity, or other remote items of damage) arising from any errors in, use of, inability to use, or other defects in the equipment or services provided hereunder, or based on breach of warranty or contract, negligence, or any other legal theory, whether or not lessor or lessee has been advised of the possibility of such damages. Lessor's liability for damages suffered by the other or third parties using or unable to use the equipment or services covered under this agreement shall be limited to a credit for outage or malfunction as provided for in paragraph 6 hereof.

         18. Indemnification. Lessee agrees to hold harmless and indemnify Lessor from and against all claims, liability, loss and damage, including reasonable attorney's fees, for injury or death to persons or damage to property arising out of or in connection with this Agreement and the provision of services by Lessor to Lessee pursuant to this Agreement.

         19. Confidentiality of Agreement. The parties of this Agreement will treat this Agreement, its notices, and any amendments, and their terms and conditions as strictly confidential. Neither party will disclose the foregoing
(a) to any officer, employee, or agent of a party to this Agreement who has no authority to have access to the data and materials or who has no business need to know same or (b) to any person who is not a party to this Agreement. If a court with proper jurisdiction or another governmental agency with proper jurisdiction orders a party to disclose or to provide any data or any document relating to this Agreement, that party will immediately notify the other party of the order. Such notification shall be by both telephone and by mail. The parties, thereafter, shall mutually agree as to whether they should jointly make a reasonable effort to secure an agreement of confidentiality from such court or agency before responding thereto. If only one party desires to seek such an agreement of confidentiality, that party may proceed at its own expense; provided, further, that the non-agreeing party shall not take any action that would interfere with such action.

         20. Non-Exclusivity. Lessor and Lessee recognize and expressly agree that nothing in this Agreement shall create an exclusive relationship between the parties.

         21. No Waiver. No failure of a party to enforce a provision of this Agreement will be construed as a general or a specific waiver of that provision, a party's right to enforce that provision, or a party's right to enforce any other provision of this Agreement.

         22. Severability. If any provision of this Agreement is held invalid, unenforceable or void, the remainder of the Agreement shall remain in force and effect.


                                    Page - 5

         23. Entire Agreement/Amendments. This Agreement embodies the entire Agreement and understanding between the parties hereto pertaining to the subject matter hereof. No provision of this Agreement may be altered, amended, canceled, changed, discharged, modified, terminated or waived except by written Agreement signed by both parties.

         24. Governing Law. This Agreement shall be governed by, construed in accordance with, the law of the State of Georgia.

         25. Headings. The headings in this Agreement are for convenience only and are not part of this Agreement nor should they be construed as such.
IN WITNESS WHEREOF, the parties have executed this Agreement on the dates set forth below.


                                        LESSOR: Interstate Telephone Company
                                        910 First Avenue/P. O. Box 510
                                        West Point, Georgia 31833


WITNESS:                                BY: /s/ ROBERT W. NYS[??????????]
         ---------------------              -----------------------------------
                                        TITLE: CFO
                                               --------------------------------
                                        DATE: 9/14/98
                                              ---------------------------------

                                        LESSEE: Knology Holdings, Inc.
                                                312 W. 8th Street/P.O. Box 510
                                                West Point, Georgia 31833


WITNESS:                                BY: /s/ [????????????]
         ---------------------              -----------------------------------
                                        TITLE: VP - Business Dev.
                                               --------------------------------
                                        DATE: 9/15/98
                                              ---------------------------------


                                    Page - 6

                     [ ] - CONFIDENTIAL TREATMENT REQUESTED

                                 ATTACHMENT "A"
                                RATES AND CHARGES

A.       SWITCHING SERVICES PROVIDED:

         This lease is for switching capacity and services from the West Point, Georgia central office. Switching will be leased as follows: For each line side port leased, a flat rate will be charged for the port and an additional per minute charge will be supplied for each equipment minute of use. If lessee provides its own ports through its own local switch, then charges will be limited to the per minute charge on all originating and terminating traffic. Service activation (moves, adds, and service changes) are provided on a "ready to serve" basis, without regard to the number of transactions per line per month and will be assessed on a monthly per line basis. This "ready to serve" charge is fully billable for any line in service for any duration of the monthly billing period. Service activation and support charges are not pro ratable. Lessor reserves the right, upon 120 day advance notice, to bill service activation (moves, adds and service changes) at $[ ] per transaction in lieu of
the monthly per line charge of $[   ].

         1.       LEASE RATES:

         For Originating and Terminating Switching Capacity at the West Point Central Office

         INITIAL LEASE PERIOD:

                                           One-Year Term                    Ten-Year Term
                  ITEM                     MONTHLY RATE                     MONTHLY RATE
                  ----                     -------------                    -------------
                  Line side Port          $[ ] per port                          $[ ]

                  Switching Capacity      [ ] per equipment minute               $[ ]

                  Service Activation      $[ ] per line                          $[ ]

         2.       ASSUMED MINUTES:

                  Lessor agrees to use assumed minutes as an interim basis for billing but reserves the right to convert to actual use at its sole discretion upon sixty days advance notice. Unless other notified, it is
         assumed that each line in service generates a total of [   ] total
         minutes of use (originating and terminating traffic) each month. Billings will be rendered in arrears on a calendar month basis. First month's and last month's billings will be prorated at 1/2 of the full monthly charge (i.e. $[ ] per line for switching and $[ ] per line for service activation).

         3.       SUMMARY OF MONTHLY CHARGES PER LINE:

                                              One-Year Term       Ten-Year Term
                                              -------------       -------------
                  Switching services               $[ ]               $[ ]
                  Service Activation               $[ ]               $[ ]
                                                  ------             ------
                  Total per line charge            $[ ]               $[ ]


                                    Page - 7

                     [ ] - CONFIDENTIAL TREATMENT REQUESTED

B.       INTERCONNECTION SERVICES PROVIDED

         Interstate Telephone Company will provide TR303 switch interface service to support DS1 ports to connect lessee's Host Digital Terminals (HDT's). Each Knology HDT requires, at a minimum, two T-1 level terminations (one incoming and one outgoing). In addition, Interstate Telephone will provide local access tandem and interexchange carrier trunk termination services.

         1.       Interconnection fees are set forth in the table below:

                                            Basis For          Monthly
                                            Charge             Recurring        Installation
                                            ------             ---------        ------------
                  TR303 Interface           T-1                  $[ ]               $[ ]

                  DS1 Local Channel         T-1                  $[ ]                --
                    (co-located)

                  DS1 Digital Trunk         T-1                  $[ ]               $[ ]
                    Termination

                  Network Access (DS1)      Channel              $[ ]                --

                  NNX Administration        NNX                   --                $[ ]

         2. First month's and last month's billings will be prorated at one half (1/2) of the full monthly charge.

         3. Installation and other non-recurring charges may be waived at Lessor's option.

C.       SOFTWARE LICENSE FEES

         One-time software license fees are payable in advance in one hundred block increments as ordered by lessee. License fees vary according to services as listed below:

                  Service Offerings                                  Per 100 Lines
                  -----------------                                  -------------
                  a.       Centrex                                       $[ ]
                  b.       Calling number and calling name ID            $[ ]
                  c.       Voice Mail                                    $[ ]
                  d.       Primary rate ISDN                           $[ ]/line
                  e.       Basic rate ISDN                             $[ ]/line

BY: /s/ ROBERT W. NYS[???????????]         BY: /s/ [????????????]
    -------------------------------------      ---------------------------------
       Interstate Telephone Company                Knology Holding, Inc.

TITLE: CFO                                 TITLE: VP - Business Development
       ----------------------------------         ------------------------------

DATE: Sept. 14, 1998                       DATE: 9/15/98
      ----------------------------------         -------------------------------


                                    Page - 8

                   [   ] -- CONFIDENTIAL TREATMENT REQUESTED

                                 ATTACHMENT "B"
                                KNOLOGY FORECASTS

KNOLOGY LINE FORECAST FOR 1997

                                               HDT'S              TELE LINES 12/31/97
                                               -----              -------------------
                  Montgomery     Nodes         [  ]                        [   ]
                                 Headend       [  ]                        [   ]
                                                                           [   ]
                  Columbus       Nodes         [  ]                        [   ]
                                 Headend       [  ]                        [   ]
                                               [  ]                        [   ]
                  TOTAL TELEPHONE LINES @ 12/31/97                         [   ]


TR303, LOCAL AND IXC REQUIREMENTS FOR 1997

                                                                                       ESTIMATED          LOCAL &
                                                                     TR303             TR303 T's         IXC T-1's
                                                      HDT'S         T'S/HDT           @ 12/31/97         @12/31/97
                                                      -----         -------           ----------         ---------
TR303 T-1 Interconnections - Minimum for each          [  ]          [  ]               [  ]
HDT of 2

Local Interconnection-T-1's                                                                                 [  ]

Toll Interconnection - T-1's                                                                                [  ]

Notes:  Minimum TR303 T's per HDT is two regardless of customers per HDT.
         Assumes bus:res does not exceed a [   ] split
         Additional TR303 T's may be required depending on traffic patterns and customers per HDT node. HDT roll-out schedule for live telephone to be provided by Knology

HDT REQUIREMENTS:

         Location          NNX      Number   In Service Date
         --------          ---      ------   ---------------
         [        ]
         [        ]


                                     Page-9

                    [   ] - CONFIDENTIAL TREATMENT REQUESTED


                                  ATTACHMENT C
                          KNOLOGY/IVT SWITCH AGREEMENT
                              PLANNING INFORMATION


COLUMBUS





                               INITIAL ORDER             TR303
FACILITIES                       QUANTITY              CONNECTIONS
----------                     -------------           -----------

HDTs                              [   ]                   [   ]
Interconnect Ts to Bell           [   ]                     -
Interconnect Ts from Bell         [   ]                     -
911 and wireless (2 way)          [   ]                     -
Two Way Supergroup                [   ]



Additions:
[     ] 1st Quarter 1999 - [ ] links
[     ] [   ] November, 1998
In the Headend - [    ] = [ ] links in service September, 1998
In Hub [         ] links in service September, 1998, [   ] additional
  December, 1998
In Hub[          ] links in service October, 1998, [  ] additional
  links January, 1999

                    [  ] - CONFIDENTIAL TREATMENT REQUESTED


                                  ATTACHMENT C
                          KNOLOGY/IVT SWITCH AGREEMENT
                              PLANNING INFORMATION


MONTGOMERY





                               INITIAL ORDER             TR303
FACILITIES                       QUANTITY              CONNECTIONS
----------                     -------------           -----------

HDTs                                [   ]                   [   ]
Interconnect Ts to Bell             [   ]                     -
Interconnect Ts from Bell           [   ]                     -
911 and wireless (2 way)            [   ]                     -
Two Way Supergroup                  [   ]


Additions:
Hub A - [         ] links in service December, 1998 - [  ] links February, 1999
Hub B - [         ] links in service November, 1998 - [  ] links February, 1999
Hub C - [         ] links in service November, 1998 - [  ] links February, 1999
Hub D - [         ] links in service September, 1998 - [  ] links January, 1999
Hub G - [         ] links in service September, 1998 - [  ] links November, 1998
                                                     - [  ] links February, 1999
                                                     - [  ] links June, 1999
Hub H - [         ] links in Service September, 1998
              = [ ] links in Service November, 1998
              = [ ] links in Service February, 1999
Prattville - [ ] links in Service November, 1998
           - [ ] links in Service February, 1999

                    [  ] - CONFIDENTIAL TREATMENT REQUESTED



                                  ATTACHMENT C
                          KNOLOGY/IVT SWITCH AGREEMENT
                              PLANNING INFORMATION


PANAMA CITY





                               INITIAL ORDER             TR303
FACILITIES                       QUANTITY              CONNECTIONS
----------                     -------------           -----------

HDTs                               [   ]                      -
Interconnect Ts to Bell            [   ]                      -
Interconnect Ts from Bell          [   ]                      -
911 and wireless (2 way)           [   ]                      -



Additions:
In the Headend - [         ] links in service September, 1998
               - [ ] links in service December, 1998
In Hub B - [         ] links in service September, 1998, [ ] links in December,
  1998
In Hub A - [         ] links in service October, 1998, [ ] additional link
  December, 1998

[   ] to Bell - [   ] in November, 1998
[   ] to Bell - [   ] in December, 1998

                    [  ] - CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT C
                          KNOLOGY/IVT SWITCH AGREEMENT
                              PLANNING INFORMATION


CHARLESTON





                               INITIAL ORDER             TR303
FACILITIES                       QUANTITY              CONNECTIONS
----------                     -------------           -----------

HDTs                               [ ]                       [  ]
Interconnect Ts to Bell            [ ]                        -
Interconnect Ts from Bell          [ ]                        -
911 and wireless (2 way)           [ ]                        -
Two Way Supergroup                 [ ]



Additions:
In the Headend - [  ] links in service September, 1998
               -   [ ] links January, 1999
               -   [ ] links May, 1999
Hub A - [  ] links in service January, 1999
Hub B - [  ] links in service January, 1999
Hub C - [  ] links in service January, 1999
Hub D - [  ] links in service January, 1999
Hub E - [  ] links in service December, 1998
Hub F - [  ] links in service November, 1998
Hub G - [  ] links in service October, 1998

                    [  ] - CONFIDENTIAL TREATMENT REQUESTED

                                  ATTACHMENT C
                          KNOLOGY/IVT SWITCH AGREEMENT
                              PLANNING INFORMATION


AUGUSTA





                               INITIAL ORDER             TR303
FACILITIES                       QUANTITY              CONNECTIONS
----------                     -------------           -----------

HDTs                               [ ]                       [ ]
Interconnect Ts to Bell            [ ]                        -
Interconnect Ts from Bell          [ ]                        -
911 and wireless (2 way)           [ ]                        -
Two Way Supergroup                 [ ]



Additions:
In the Headend - [  ] links in service September, 1998
               - [  ] links January, 1999
Hub A - [ ] links in service November, 1998, [ ] links in February, 1999 Hub B - [ ] links in service November, 1998, [ ] links in February, 1999 Hub D - [ ] links in service January, 1999, [ ] links in May, 1999